UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2006, Cole CV Scioto Trail OH, LLC, a Delaware limited liability company ("CV Scioto Trail"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (as amended, the "CV Scioto Trail Agreement") with Scioto Trail Company ("Scioto"), a company not affiliated with the Company, its advisor or affiliates. Cole Acquisitions I, LLC f/k/a Cole Takedown, LLC, which is an affiliate of the Company and of the Company’s advisor, was the original purchaser under the CV Scioto Trail Agreement and assigned its rights and obligations under the CV Scioto Trail Agreement to CV Scioto Trail prior to acquiring the property. Pursuant to the CV Scioto Trail Agreement, CV Scioto Trail agreed to purchase all of Scioto’s interests in an approximately 10,100 square foot single-tenant retail building on an approximately .82 acre site located in Portsmouth, Ohio (the "CV Scioto Trail Property") for a gross purchase price of approximately $2.2 million, exclusive of closing costs. The CV Scioto Trail Property was constructed in 1997.

In connection with the CV Scioto Trail Agreement, CV Scioto Trail paid $50,000 as an earnest money deposit (the "CV Scioto Trail Deposit"). On March 8, 2006, CV Scioto Trail acquired the CV Scioto Trail Property from Scioto and the CV Scioto Trail Deposit was applied to the purchase price. The CV Scioto Trail Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On March 8, 2006, in connection with the acquisition of the CV Scioto Trail Property, CV Scioto Trail obtained an approximately $1.8 million loan from Wachovia Bank, National Association (the "Lender") by executing a promissory note (the "CV Scioto Trail Loan"). The CV Scioto Trail Loan, which is secured by the CV Scioto Trail Property, consists of an approximately $1.4 million fixed interest rate tranche (the "Fixed Rate Tranche") and a $329,000 variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.67% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest is due on March 11, 2011 (the "CV Scioto Trail Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on June 8, 2006. The CV Scioto Trail Loan is non-recourse to CV Scioto Trail and COP II, but both are liable for customary non-recourse carveouts.

The CV Scioto Trail Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments may be made as a result of the Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the CV Scioto Trail Loan. Notwithstanding the prepayment limitations, CV Scioto Trail may sell the CV Scioto Trail Property to a buyer that assumes the CV Scioto Trail Loan. The transfer would be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the CV Scioto Trail Property.

In the event the Fixed Rate Tranche of the CV Scioto Trail Loan is not paid off on the CV Scioto Trail Maturity Date, the CV Scioto Trail Loan would become subject to hyperamortization provisions that are included in the terms of the CV Scioto Trail Loan. The CV Scioto Trail Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the CV Scioto Trail Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Scioto Trail Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the CV Scioto Trail Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Scioto Trail Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.67% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 8, 2006, CV Scioto Trail acquired the CV Scioto Trail Property from Scioto. The purchase price of the CV Scioto Trail Property was approximately $2.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $1.8 million loan secured by the CV Scioto Trail Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $43,000 and its advisor a finance coordination fee of approximately $14,000. The area surrounding the CV Scioto Trail Property is shared by single-family residential and light commercial development. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The CV Scioto Trail Property is 100% leased to Revco Discount Drug Centers, Inc. ("Revco"), a wholly-owned subsidiary of CVS Corporation ("CVS"), which is the guarantor under the lease. The CV Scioto Trail Property is subject to a net lease, which commenced on July 6, 1998. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current annual base rent of $153,333, or $15.18 per square foot, is fixed through July 31, 2008. The lease provides for a 2.0% rental escalation every five years thereafter through the end of the initial lease term, which expires July 31, 2018. Revco has four options to renew the lease, each for an additional five-year term beginning on August 1, 2018.

In evaluating the CV Scioto Trail Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the CV Scioto Trail Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of "A-" and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol "CVS."

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Scioto Trail Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Scioto Trail Property. The Company currently has no plans for any renovations, improvements or development of the CV Scioto Trail Property. The Company believes the CV Scioto Trail Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the financial statements, if required, for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the financial statements, if required, will be filed on or before May 20, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated March 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

March 10, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 10, 2006.